Exhibit 99.1

OPPORTUNITY FINANCIAL, LLC

Report of Independent Registered Public Accounting Firm

To the Board of Managers

Opportunity Financial, LLC and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Opportunity Financial, LLC and Subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, members’ equity, and cash flows for each of the three years in the period ended December 31, 2020, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Other Matter

On February 9, 2021, the Company entered into a definitive business combination agreement with FG New America Acquisition Corp., a special purpose acquisition corporation, that would result in the Company becoming a public reporting entity.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RSM US LLP

We have served as the Company’s auditor since 2014.

Raleigh, North Carolina

February 27, 2021, except as to segment reporting discussion in Note 1, addition of Note 14 and amendment to Note 15, which are as of July 26, 2021

Opportunity Financial, LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2020 and 2019

	2020	2019
Assets
Cash and cash equivalents, including amounts held by variable interest entities of $126,968 and $882,801 as of December 31, 2020 and 2019, respectively	$25,600,864	$16,788,608
Restricted cash, including amounts held by variable interest entities of $12,349,760 and $11,888,361 as of December 31, 2020 and 2019, respectively	20,056,052	19,190,095

Total cash, cash equivalents, and restricted cash	45,656,916	35,978,703
Finance receivables, net, including amounts held by variable interest entities of $148,472,521 and $207,727,693 as of December 31, 2020 and 2019, respectively	222,242,729	237,014,217
Debt issuance costs, net, including amounts held by variable interest entities of $2,576,327 and $1,971,500 as of December 31, 2020 and 2019, respectively	2,597,582	1,987,188
Property, equipment and software, net	10,558,429	6,570,361
Other assets, including amounts held by variable interest entities of $26,109 and $9,558 as of December 31, 2020 and 2019, respectively	4,787,156	5,078,090

Total assets	$285,842,812	$286,628,559

Liabilities and Members’ Equity
Liabilities:
Accounts payable, including amounts held by variable interest entities of $48,902 and $10,499 as of December 31, 2020 and 2019, respectively	$1,379,985	$4,750,363
Accrued expenses, including amounts held by variable interest entities of $1,647,387 and $2,576,546 as of December 31, 2020 and 2019, respectively	22,785,128	15,557,270
Reserve for repurchase liability	4,240,408	4,977,603
Secured borrowing payable held by variable interest entity	16,024,578	17,407,874
Senior debt, net, including amounts held by variable interest entities of $112,076,000 and $183,033,000 as of December 31, 2020 and 2019, respectively	131,726,397	202,487,914
Subordinated debt—related party	4,000,000	4,000,000
Other debt	6,354,000	—

Total liabilities	186,510,496	249,181,024

Commitments and contingencies (Note 11)
Members’ equity:
Preferred units—no par value, as of December 31, 2020 and 2019, 41,102,500 units authorized, issued and outstanding	6,659,814	6,659,814
Additional paid in capital	352,380	208,132
Accumulated earnings	92,320,122	30,579,589

Total members’ equity	99,332,316	37,447,535

Total liabilities and members’ equity	$285,842,812	$286,628,559

See notes to consolidated financial statements.

Opportunity Financial, LLC and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2020, 2019 and 2018

	2020	2019	2018
Revenue:
Interest and loan related income, net	$290,224,878	$228,198,129	$113,400,046
Other income	789,124	924,057	849,233

	291,014,002	229,122,186	114,249,279
Less:
Provision for credit losses on finance receivables	81,619,163	99,389,395	47,386,408
Provision for repurchase liability	9,167,690	14,864,492	11,030,284

Total provision	90,786,853	114,253,887	58,416,692

Net revenue	200,227,149	114,868,299	55,832,587
Expenses:
Salaries and employee benefits	44,195,527	23,679,971	13,568,122
Interest expense and amortized debt issuance costs	20,666,947	21,875,764	10,336,612
Interest expense - related party	561,538	560,000	2,144,470
Direct marketing costs	18,642,842	11,344,611	7,098,408
Technology costs	7,622,512	4,578,709	2,758,735
Depreciation and amortization	6,732,343	4,280,637	2,420,996
Professional fees	6,569,432	2,862,575	1,306,312
Payment processing fees	4,123,294	2,674,001	1,119,996
Occupancy	3,090,573	2,139,540	1,419,182
Management fees - related party	700,000	—	—
General, administrative and other	9,806,026	7,877,011	3,926,886

Total expenses	122,711,034	81,872,819	46,099,719

Net income	$77,516,115	$32,995,480	$9,732,868

Unit Data
Earnings per unit:
Basic	$1.89	$0.80	$0.24
Diluted	$1.88	$0.80	$0.24
Weighted average units outstanding:
Basic	41,102,500	41,102,500	41,102,500
Diluted	41,316,959	41,102,500	41,102,500

See notes to consolidated financial statements.

Opportunity Financial, LLC and Subsidiaries

Consolidated Statements of Members’ Equity

Years Ended December 31, 2020, 2019 and 2018

	Preferred Units		Additional Paid	Accumulated	Total Members’
	Units	Amount	in Capital	(Deficit) Earnings	Equity
Balance, December 31, 2017	41,102,500	$6,659,814	$71,774	$(316,784)	$6,414,804
Profit interest compensation	—	—	69,648	—	69,648
Member distributions	—	—	—	(2,346,646)	(2,346,646)
Net income	—	—	—	9,732,868	9,732,868

Balance, December 31, 2018	41,102,500	6,659,814	141,422	7,069,438	13,870,674
Profit interest compensation	—	—	66,710	—	66,710
Member distributions	—	—	—	(9,485,329)	(9,485,329)
Net income	—	—	—	32,995,480	32,995,480

Balance, December 31, 2019	41,102,500	6,659,814	208,132	30,579,589	37,447,535
Profit interest compensation	—	—	144,248	—	144,248
Member distributions	—	—	—	(15,775,582)	(15,775,582)
Net income	—	—	—	77,516,115	77,516,115

Balance, December 31, 2020	41,102,500	$6,659,814	$352,380	$92,320,122	$99,332,316

See notes to consolidated financial statements.

Opportunity Financial, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2020, 2019 and 2018

	2020	2019	2018
Cash flows from operating activities:
Net income	$77,516,115	$32,995,480	$9,732,868
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses on finance receivables	81,619,163	99,389,395	47,386,408
Net change in repurchase liabilities
Provision for repurchase liability	9,167,690	14,864,492	11,030,284
Depreciation and amortization	6,732,343	4,280,637	2,420,996
Debt issuance cost amortization	1,944,669	1,785,242	504,092
Profit interest compensation	144,248	66,710	69,648
Changes in assets and liabilities:
Unamortized loan origination costs	4,947,533	(8,273,323)	(6,455,595)
Accrued interest and fees receivable	5,891,684	(5,057,161)	(4,114,173)
Other assets	290,934	(1,808,631)	(1,184,526)
Accounts payable	(3,370,378)	1,143,810	326,692
Accrued expenses	7,227,858	9,532,485	3,317,814

Net cash provided by operating activities	192,111,859	148,919,136	63,034,508

Cash flows from investing activities:
Net finance receivables originated	(77,686,892)	(192,638,164)	(110,646,636)
Net repurchases from third-party lender	(9,904,885)	(14,870,142)	(8,864,200)
Purchases of equipment and capitalized technology	(10,720,411)	(6,641,665)	(4,103,535)

Net cash used in investing activities	(98,312,188)	(214,149,971)	(123,614,371)

Cash flows from financing activities:
Member distributions	(15,775,582)	(9,485,329)	(2,346,646)
Net (payments) advances in secured borrowing payable	(1,383,296)	8,328,076	6,421,295
Net (payments) advances in senior debt	(70,943,848)	81,478,620	65,137,597
Proceeds from other debt	6,354,000	—	—
Payment for debt issuance costs	(2,372,732)	(2,310,969)	(2,234,919)
Proceeds from senior debt term loan	—	—	15,000,000
Net payments in subordinated debt— related party	—	—	(9,150,000)

Net cash (used in) provided by financing activities	(84,121,458)	78,010,398	72,827,327

Net increase in cash, cash equivalents and restricted cash	9,678,213	12,779,563	12,247,464
Cash, cash equivalents and restricted cash
Beginning	35,978,703	23,199,140	10,951,676

Ending	$45,656,916	$35,978,703	$23,199,140

Supplemental disclosure of cash flow information:
Interest paid on borrowed funds	$19,973,444	$19,687,302	$11,523,649

See notes to consolidated financial statements.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies

Nature of operations: The accompanying consolidated financial statements include the accounts of Opportunity Financial, LLC and its wholly owned subsidiaries: Opportunity Funding SPE I, LLC, Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC, Opportunity Funding SPE VI, LLC, and OppWin, LLC (collectively, the Company).

Opportunity Financial, LLC, a Delaware Limited Liability Company, is an online nonprime consumer finance company that is headquartered in Chicago, Illinois. The Company also does business as OppLoans. The Company originates and services unsecured installment finance receivables and lines of credit directly to consumers and is licensed to operate within 39 states. The Company’s revenue is derived primarily from consumer lending operations.

In 2019, the Company ceased the origination of unsecured lines of credit. As of December 31, 2020, the Company did not have any outstanding finance receivables relating to lines of credit.

In 2015, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE I, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE I, LLC used the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC for which the lender received first priority lien on all of the entity’s assets. Opportunity Financial, LLC continued to service the assets in accordance with the terms of the agreement but was required to maintain a backup servicing agreement. This transaction was accounted for as senior debt in which this bankruptcy protected entity holds all assets collateralizing the debt. On August 24, 2018, the credit agreement was terminated and all debt related to this facility was paid in full.

In 2017, the Company entered into a preferred return agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE II, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE II, LLC acquires receivables from Opportunity Financial, LLC and OppWin LLC, and the third party receives a future preferred economic interest in these assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is being accounted for as a secured borrowing payable and the entity holds all assets on its balance sheet, which collateralize the debt.

In 2018, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE III, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE III, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin, LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt.

In 2019, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE IV, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE IV, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin,

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt. Opportunity Financial, LLC provides an unsecured financial guaranty in connection with this credit agreement.

In 2019, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE V, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE V, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin, LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt.

In 2019, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE VI, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE VI, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin, LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt.

The Company has entered into bank partnership arrangements with certain Utah-chartered banks (the Banks) insured by the FDIC. Under the terms and conditions of the agreement, the Banks originate finance receivables based on criteria provided by the Company. After an initial holding period, the Company has committed to acquire the participation rights to the finance receivables originated by the Banks. To facilitate these relationships, the Company formed OppWin, LLC, a Delaware Limited Liability Company and a wholly-owned subsidiary of Opportunity Financial, LLC. OppWin, LLC acquires the participation rights in the economic interest in the finance receivables originated by the Banks. Subsequently, OppWin, LLC sells these rights to Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC and Opportunity Funding SPE VI, LLC, which in turn, pledge the participation rights to their respective lenders. The Company accounts for the participation rights as a finance receivable. As part of these bank partnership arrangements, the Banks have the ability to retain a percentage of the finance receivables they have originated. The Company’s economic interest and acquired participation rights are reduced by the percentage retained by the Banks.

Principles of consolidation: The consolidated financial statements include the accounts of the above named entities. Opportunity Funding SPE I, LLC, Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC are special purpose entities holding finance receivables secured by lenders under a credit or preferred return agreement.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

Opportunity Financial, LLC has identified Opportunity Funding SPE I, LLC, Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC as variable interest entities (VIEs). Opportunity Financial, LLC is the sole equity member of these entities and directs the activities of the VIEs that most significantly impact economic performance. Additionally, the Company has the obligation to absorb losses of the VIEs that could potentially be significant. As the primary beneficiary of the VIEs, the Company has consolidated the financial statements of the VIEs. All significant intercompany transactions and balances have been eliminated in consolidation.

Segments: Segments are defined as components of an enterprise for which discrete financial information is available and evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer and the Company’s Chief Financial Officer are collectively considered to be the CODM. The CODM reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance. The Company’s operations constitute a single reportable segment.

Significant accounting policies are as follows:

Reclassification: Certain amounts in the consolidated financial statements for the years ended December 31, 2019 and 2018 have been reclassified to conform to the presentation as of and for the year ended December 31, 2020, and these changes in classification had no effect on previously reported net income or members’ equity.

Use of estimates: The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and operations and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

The judgements, assumptions, and estimates used by management are based on historical experience, management’s experience and qualitative factors. The areas subject to significant estimation techniques are the determination of the adequacy of the allowance for credit losses on finance receivables and the adequacy of the reserve for repurchase liability. For the aforementioned estimates, it is reasonably possible the recorded amounts or related disclosures could significantly change in the near future as new information is available.

Income recognition: The Company recognizes finance charges on installment contracts and lines of credit based on the interest method. Under this method, interest is earned over the lives of the finance receivables to produce constant rates of interest (yields). Fees for returned checks, and wire transfers approximate the cost of services provided and are recognized as incurred, assuming collectability is reasonably assured.

The Company discontinues and reverses the accrual of interest income on installment contracts at the earlier of 60 days past due based on a recency basis or 90 days past due based on a contractual basis. The accrual of income is not resumed until the account is current on a recency or contractual basis, at which time management considers collectability to be probable.

Cash and cash equivalents: The Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. All cash accounts are held in financially insured institutions, which may at times exceed federally insured limits. The Company has not experienced losses in such accounts. Management believes the Company’s exposure to credit risk is minimal for these accounts.

Restricted cash: Restricted cash consists of the following: (1) cash required to be held on reserve by the Company’s vendors for purposes of loan processing or funding; (2) cash required to be held for the Company’s guaranty on finance receivables under the terms of the Credit Access Business and Credit Service Organization programs (collectively, CSO program); (3) cash required to be held in blocked accounts held by the VIEs; and (4) cash required to be held on deposit in connection with the Company’s Bank Partnership Arrangement. All

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

cash accounts are held in financially insured institutions, which may at times exceed federally insured limits. The Company has not experienced losses in such accounts. Management believes the Company’s exposure to credit risk is minimal for these accounts.

CSO arrangements: In Texas, the Company arranges for consumers to obtain finance receivable products from an independent third-party lender as part of the CSO program. The Company had also previously arranged for consumers to obtain finance receivable products from an independent third-party lender in Ohio as part of the CSO program. For the consumer finance receivable products originated by the third-party lender under the CSO program, the lender is responsible for providing the criteria by which the consumer’s application is underwritten and, if approved, determining the amount of the finance receivable. When a consumer executes an agreement with the Company under the CSO program, the Company agrees, for a fee payable to the Company by the consumer, to provide certain services to the consumer, one of which is to guarantee the consumer’s obligation to repay the finance receivable obtained by the consumer from the third-party lender if the consumer fails to do so.

On April 23, 2019, the Company discontinued the CSO program in Ohio and no new finance receivables were originated through this program after that date. As of December 31, 2020, there were no finance receivables remaining under the CSO program in Ohio.

The guarantee represents an obligation to purchase specific finance receivables that are delinquent, secured by a collateral account established in favor of the respective lenders.

As of December 31, 2020 and 2019, the outstanding balance of off-balance sheet active finance receivables which were guaranteed by the Company were $19,722,017 and $24,163,164, respectively. As of December 31, 2020 and 2019, the Company recorded a reserve for repurchase liabilities of $4,240,408 and $4,977,603, respectively, which represents the liability for estimated losses on finance receivables guaranteed. The Company uses a similar methodology for determining the reserve for repurchase liabilities as it does for calculating the allowance for credit losses on finance receivables.

Under the terms of the CSO program, the Company is required to maintain a restricted cash balance equal to the guaranty, which is determined and settled on a weekly basis. On a daily basis, a receivable and/or payable is recorded to recognize the outstanding settlement balance. As of December 31, 2020 and 2019, the restricted cash balance held in a federally insured bank account related to the CSO program was $3,069,342 and $3,625,318, respectively. As of December 31, 2020 and 2019, there was a payable balance of $783,594 and $90,865, respectively, related to settlement which was included in accrued expenses on the consolidated balance sheets.

Participation rights purchase obligation: As part of the bank partnership arrangements, the Company is committed to acquiring the participation rights in the economic interest of these finance receivables originated by the Bank after the initial hold period. The issuing Bank earns interest during the initial hold period it owns the economic interest in the finance receivables. The Company provides certain servicing services for these receivables in its capacity of sub-servicer pursuant to the terms of the servicing agreement between the Bank and the Company. The Company is committed to purchasing participation rights in the economic interest of outstanding finance receivables, net of bank partnership retention, plus accrued interest. For the years ended December 31, 2020 and 2019, finance receivables originated through the bank partnership arrangements totaled 62% and 49%, respectively. As of December 31, 2020 and 2019, finance receivables outstanding for purchase were $3,306,686 and $6,038,903, respectively.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

Finance receivables: Finance receivables, which management has the intent and ability to hold for the foreseeable future or until maturity or payoff, are reported based on outstanding unpaid principal balance net of accrued interest and fees, unamortized loan origination and the allowance for credit losses.

Loan origination costs: Direct costs incurred for the origination of finance receivables are deferred and amortized over the average life of the customer using the straight-line method. Direct costs incurred for the origination of finance receivables include underwriting fees, employee salaries and benefits directly related to the origination of the loan and program fees. Loan origination costs also include direct costs incurred for directly acquiring a customer; these costs are deferred and amortized over the average life of the customer using the straight-line method.

Allowance for credit losses on finance receivables: The Company uses a static pool methodology for determining the adequacy of the allowance for credit losses on finance receivables. A provision for credit losses on finance receivables is recorded when the allowance for credit losses is determined to be insufficient to absorb estimated losses. Such provisions are charged to income in amounts sufficient to maintain the allowance for losses on finance receivables at an adequate level. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing finance receivables based on an evaluation of the collectability of the finance receivables and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the finance receivable portfolio, overall portfolio quality and current economic conditions that may affect the borrower’s ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in any of the factors.

The Company’s charge-off policy is based on a review of delinquent finance receivables on a loan by loan basis. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when the Company receives notification of a customer bankruptcy, or is otherwise deemed uncollectible.

The allowance consists of quantitative and qualitative factors. The quantitative factors are based on historical charge-off experience. The qualitative factors are determined based on management’s assessment of internal and/or external influences on credit quality that are not fully reflected in the historical losses.

Finance receivables are considered small balance homogeneous receivables and are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual small balance homogeneous receivables for impairment disclosures, unless such receivables are the subject of a restructuring agreement.

Delinquency: The Company determines the past due status on a recency basis, which is defined as the last time a qualifying payment is made on an account. Finance receivables are considered delinquent at 30 days or more past due. Prior to May 2020, a qualifying payment was considered to be 50% of the scheduled payment. In May 2020, the policy was changed to consider 90% of the scheduled payment as a qualifying payment.

Troubled debt restructurings: As the terms of the receivables are typically not renegotiated and settlement offers are not typically made until after a receivable stops accruing interest income (up to 60 days delinquent), the only receivables considered to be impaired, or troubled debt restructurings, are: 1) those receivables where a settlement offer is made after receivables cease accruing interest, which may result in a modification of contractual terms, 2) the Company has received notification that a borrower is working with a third party to settle debt on his/her behalf and 3) customers who have entered into the Company’s short-term or long-term hardship

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

programs. As of December 31, 2020 and 2019, management determined the balance of troubled debt restructuring receivables to be immaterial to the consolidated financial statements as a whole. As such, substantially all disclosures relating to impaired finance receivables, and troubled debt restructuring, have been omitted from these consolidated financial statements.

Property and equipment: Furniture, equipment, and leasehold improvements are stated at cost. Provisions for depreciation and amortization of furniture, equipment, and leasehold improvements are computed under both straight-line and accelerated methods for financial reporting and income tax purposes, based on the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the useful life of the assets or the term of the lease.

Capitalized technology: Software development costs related to internal use software are incurred in three stages of development: the preliminary project stage, the application development stage, and the post-implementation stage. Costs incurred during the preliminary project and post-implementation stages are expensed as incurred. Costs incurred during the application development stage that meet the criteria for capitalization are capitalized and amortized, when the software is ready for its intended use, using the straight-line basis, over the estimated useful life of the software. As of December 31, 2020 and 2019, the Company capitalized $9,036,906 and $5,524,025, respectively, of software costs associated with application development. For the years ended December 31, 2020, 2019, and 2018, amortization expense totaled $5,979,084, $3,807,696, and $2,142,786, respectively, which is included in depreciation and amortization on the consolidated statements of operations.

Debt issuance costs: Debt issuance costs are capitalized and amortized based on the contractual terms of the related debt agreements using the interest method for fixed-term debt and the straight-line method for all other debt.

Transfer and servicing of financial assets: After a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The transfers of assets for debt purposes have been accounted for as secured and senior borrowings and the related assets and borrowings are retained on the consolidated balance sheets and no gain or loss has been recognized in the consolidated statements of operations.

Income taxes: The Company is a Limited Liability Corporation taxed as a partnership.

Based on terms of the Company’s Operating Agreement, the Company shall terminate upon the first to occur of the following: (a) The consent of the board of managers; (b) the sale or other disposition of all or substantially all of the assets of the Company; or (c) decree of judicial dissolution pursuant to the Act. Additionally, the death, incompetence, bankruptcy, insolvency or dissolution of a member shall not terminate the Company.

Profits and losses of the Company are allocated to preferred unit holders in proportion to their respective percentage interests. If cash flow is available for distribution or payment, the Manager may, but shall be under no obligation to, utilize such available cash flow, as follows: (1) as a distribution to the preferred unit holders, in proportion to and to the extent of each unit holder’s unreturned capital contributions and (2) remaining proceeds shall be distributed to holders holding participating profit unit interest, in proportion to their respective participating percentage interests.

The taxable income or loss of the Company is included in the income tax returns of the members; accordingly, no provision for income tax expense or benefit is reflected in the accompanying consolidated financial statements.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

However, the Company is subject to certain business taxes in some states, which are included in expenses. The Company also recognizes interest and penalties on income taxes as a component of expenses. The Company’s tax returns and the amount of allocable profits or losses are subject to examination by federal and state taxing authorities. The tax liability of the members could be modified if such an examination results in changes to the Company’s profits or losses.

As long as the Company’s partnership income tax election remains in effect, the Company may, from time-to-time, pay distributions to its members in amounts sufficient to enable the members to pay taxes due on their share of the Company’s items of income, deduction, losses and credits which has been allocated to them for reporting on their individual income tax returns.

The Company accounts for uncertainty in income taxes which arises based on determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. The Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods. The Company did not have any significant uncertain tax positions as of December 31, 2020 and 2019.

The Company is no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2017.

Government regulation: The Company is subject to complex regulation, supervision and licensing under various federal, state, local statutes, ordinances, regulations, rules and guidance. The Company must comply with federal laws as well as regulations adopted to implement those laws.

In July 2010, the U.S. Congress passed the Dodd-Frank Act, and Title X of the Dodd-Frank Act created the CFPB, which regulates U.S. consumer financial products and services, including consumer loans offered by the Company. The CFPB has regulatory, supervisory and enforcement powers over providers of consumer financial products and services, including explicit supervisory authority to examine and require registration of such providers.

Fair value disclosure: The Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 established a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable inputs. Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.

ASC 820 provides a framework for measuring fair value under generally accepted accounting principles. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods including market, income and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and or the risks inherent in the inputs to the valuation technique. These inputs can be readily

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

observable, market corroborated, or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the nature of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1 - Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Level 1 also includes U.S. Treasury and federal agency securities and federal agency mortgage-backed securities, which are traded by dealers or brokers in active markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuations for assets and liabilities traded in less-active dealer or broker markets. Valuations are obtained from third-party pricing services for identical or similar assets or liabilities.

Level 3 - Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

Accounting pronouncements issued and adopted: In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. The amendments modify the disclosure requirements in Topic 820 to add disclosures regarding changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty. Certain disclosure requirements in Topic 820 are also removed or modified. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Certain of the amendments are to be applied prospectively while others are to be applied retrospectively. Early adoption is permitted. The Company adopted ASU 2018-13 effective January 1, 2020. The adoption of ASU 2018-13 did not have a material impact on the Company’s consolidated financial statements.

Accounting pronouncements issued and not yet adopted: In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. In November 2019, the FASB issued ASU 2019-10, which defers the effective date of ASU 2016-02 one year, making it effective for annual reporting periods beginning after December 15, 2020, with early adoption permitted. In June 2020, the FASB issued ASU 2020-05, which defers the effective date of ASU 2019-10 one year, making it effective for annual reporting periods beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which creates a new credit impairment standard for financial assets measured at amortized cost and available-for-sale debt securities. The ASU requires financial assets measured at amortized cost (including loans, trade receivables and held-to-maturity debt securities) to be presented at the net amount expected to be collected, through an allowance for credit losses that are expected to occur over the remaining life of the asset, rather than incurred losses. The ASU requires that credit losses on available-for-sale debt securities be presented as an allowance rather than a direct write-down. The measurement of credit losses for newly recognized financial assets (other than certain purchased assets) and subsequent changes in the allowance for credit losses are recorded in the statement of income as the amounts expected to be collected change. In November 2019, the FASB issued ASU 2019-10, which defers the effective date of ASU 2016-13 one year, making it effective for annual reporting periods beginning after December 15, 2022, with early adoption permitted. The Company early adopted ASU 2016-13 effective January 1, 2021 and subsequently elected the fair value option on its finance receivables. The Company expects the adoption of ASU 2016-13 to have a material effect on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customers Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which broadens the scope of existing guidance applicable to internal-use software development costs. The update requires costs to be capitalized or expensed based on the nature of the costs and the project stage in which they are incurred subject to amortization and impairment guidance consistent with existing internal-use software development cost guidance. The guidance is effective for annual reporting periods beginning after December 31, 2020, with early adoption permitted. The Company is currently evaluating the impact on the Company’s consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The purpose of ASU 2020-04 is to provide optional guidance for a period of time related to accounting for reference rate reform on financial reporting. It is intended to reduce the potential burden of reviewing contract modifications related to discontinued rates. The amendments and expedients in this update are effective as of March 12, 2020 through December 31, 2022 and may be elected by topic. The Company is currently evaluating the impact on the Company’s consolidated financial statements.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Finance Receivables, Credit Quality Information and Allowance for Credit Losses

Finance receivables consisted of the following at December 31:

	2020	2019
Finance receivables	$255,943,182	$257,990,258
Accrued interest and fees	7,910,095	13,801,779
Unamortized loan origination costs	13,420,547	18,368,080
Allowance for credit losses	(55,031,095)	(53,145,900)

Finance receivables, net	$222,242,729	$237,014,217

Changes in the allowance for credit losses on finance receivables were as follows for the years ended December 31:

	2020	2019	2018
Beginning balance	$53,145,900	$27,116,838	$10,597,922
Provision for credit losses on finance receivables	81,619,163	99,389,395	47,386,408
Finance receivables charged off	(90,173,497)	(78,882,560)	(32,922,512)
Recoveries of charge offs	10,439,529	5,522,227	2,055,020

Ending balance	$55,031,095	$53,145,900	$27,116,838

Allowance for credit losses on finance receivables as a percentage of finance receivables	21.5%	20.6%	19.6%

Changes in the reserve for repurchase liability for third-party lender losses were as follows for the years ended December 31:

	2020	2019	2018
Beginning balance	$4,977,603	$4,983,253	$2,817,169
Provision for repurchase liabilities	9,167,690	14,864,492	11,030,284
Finance receivables charged off	(10,755,262)	(15,581,005)	(8,982,763)
Recoveries of charge offs	850,377	710,863	118,563

Ending balance	$4,240,408	$4,977,603	$4,983,253

The following is an assessment of the credit quality of finance receivables and presents the recency delinquency of the finance receivable portfolio for the years ended December 31:

	2020		2019
Current	$240,622,536	94.0%	$236,368,649	91.6%
Delinquency
30 to 59 days	7,760,946	3.0%	9,798,206	3.8%
60 to 89 days	7,559,700	3.0%	11,823,403	4.6%

Total delinquency	15,320,646	6.0%	21,621,609	8.4%

Finance receivables	$255,943,182	100.0%	$257,990,258	100.0%

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Finance Receivables, Credit Quality Information and Allowance for Credit Losses (Continued)

The following is an assessment of the credit quality of finance receivables and presents the contractual delinquency of the finance receivable portfolio for the years ended December 31:

	2020		2019
Current	$220,438,346	86.1%	$217,241,832	84.2%
Delinquency
30 to 59 days	12,574,461	4.9%	15,739,823	6.1%
60 to 89 days	9,851,665	3.9%	15,641,858	6.1%
90+ days	13,078,710	5.1%	9,366,745	3.6%

Total delinquency	35,504,836	13.9%	40,748,426	15.8%

Finance receivables	$255,943,182	100.0%	$257,990,258	100.0%

In accordance with the Company’s income recognition policy, finance receivables in non-accrual status as of December 31, 2020 and 2019 were $19,277,057 and $11,823,403, respectively. There were no finance receivables guaranteed by the Company under the CSO program which were greater than 90 days past due at December 31, 2020 and 2019, which had not already been repurchased by the Company and included in the totals above.

Note 3. Property, Equipment and Software, Net

Property, equipment and software at December 31 consisted of the following:

	2020	2019
Capitalized technology	$20,908,050	$11,871,144
Furniture, fixtures and equipment	3,227,827	1,981,598
Software	—	17,722
Leasehold improvements	862,114	394,518
Construction in progress	—	30,321

Total property, equipment and software	24,997,991	14,295,303
Less accumulated depreciation and amortization	(14,439,562)	(7,724,942)

Property, equipment and software, net	$10,558,429	$6,570,361

Depreciation and amortization expense for the years ended December 31, 2020, 2019, and 2018 was $6,732,343, $4,280,637, and $2,420,996, respectively.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 4. Borrowings

The following is a summary of the Company’s borrowings as of December 31:

Purpose	Borrower	Borrowing Capacity	2020	2019	Interest Rate as of December 31, 2020	Maturity Date
Secured borrowing	Opportunity Funding SPE II, LLC	$85,183,818	$16,024,578	$17,407,874	15.00%	October 2021

Senior debt
Revolving line of credit	Opportunity Financial, LLC	$10,000,000	$5,000,000	$5,000,000	LIBOR plus 2.50%	February 2022
Revolving line of credit	Opportunity Funding SPE III, LLC	175,000,000	59,200,000	101,667,000	LIBOR plus 6.00%	January 2024
Revolving line of credit	Opportunity Funding SPE V, LLC	75,000,000	24,222,000	42,261,000	LIBOR plus 7.25%	April 2023
Revolving line of credit	Opportunity Funding SPE VI, LLC	50,000,000	16,148,000	28,175,000	LIBOR plus 7.25%	April 2023
Revolving line of credit	Opportunity Funding SPE IV, LLC	25,000,000	12,506,000	10,930,000	LIBOR plus 4.25%	August 2021

Total revolving lines of credit		335,000,000	117,076,000	188,033,000

Term loan, net	Opportunity Financial, LLC	50,000,000	14,650,397	14,454,914	LIBOR plus 14.00%	November 2023

Total senior debt		$385,000,000	$131,726,397	$202,487,914

Subordinated debt - related party	Opportunity Financial, LLC	$4,000,000	$4,000,000	$4,000,000	14.00%	December 2023
Other debt	Opportunity Financial, LLC	$6,354,000	$6,354,000	$—	1.00%	April 2022

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 4. Borrowings (Continued)

Secured borrowing payable: During 2017, Opportunity Funding SPE II, LLC entered into a preferred return agreement. Per the terms of the agreement, the finance receivables are grouped into quarterly pools. Collections are distributed on a pro rata basis after the payout of expenses to back-up servicer, servicer and other relevant parties. This agreement is secured by the assets of Opportunity Funding SPE II, LLC. The receivables are transferred to Opportunity Funding SPE II, LLC and OppWin LLC by Opportunity Financial, LLC, which has provided representations and warranties in connection with such sale. The agreement is subject to various financial covenants.

During 2018, the SPE II, LLC preferred return agreement was amended. Opportunity Funding SPE II, LLC sells a 97.5 percent interest of certain unsecured finance receivables to the unrelated third party. Per the revised agreement, the unrelated third party earns a preferred return of 15 percent and a performance fee after the preferred return has been satisfied. The initial agreement expired August 1, 2018, and was then extended for one year. The agreement provides for two consecutive options to renew the purchase period for eighteen months. The unrelated third party exercised the first option, which provides a $65,000,000 purchase commitment by the unrelated third party, of which $32,368,546 of finance receivables have been purchased with an active secured borrowing balance of $17,407,874 as of December 31, 2019. After satisfaction of the purchase commitment, the agreement provides for a third option for an additional $100,000,000 purchase commitment.

In May 2020, the SPE II, LLC preferred return agreement was amended. The unrelated third party exercised the option, which provides an additional $100,000,000 purchase commitment, resulting in a total $165,000,000 purchase commitment by the unrelated third party, of which $79,816,182 of finance receivables have been purchased with an active secured borrowing balance of $16,024,578 as of December 31, 2020.

For the years ending December 31, 2020, 2019, and 2018, interest expense related to this facility totaled $2,308,695, $1,733,609, and $518,050, respectively. Additionally, the Company has capitalized $168,212 in debt issuance costs in connection with this transaction, of which $50,436, $50,436, and $29,374 was expensed in 2020, 2019, and 2018, respectively, which is included in the consolidated statements of operations. As of December 31, 2020 and 2019, the remaining balance of debt issuance costs associated with this facility was $29,421 and $79,856, respectively.

Senior debt: On August 13, 2018, the Company entered into a corporate credit agreement with a maximum available amount of $10,000,000. Interest is payable monthly. The facility is secured by the Company’s assets and certain brokerage assets made available by the Schwartz Capital Group (SCG), a related party. The agreement is subject to various financial covenants. On August 6, 2020, the corporate credit agreement was amended, and the maturity date was extended to February 2022. For the years ended December 31, 2020, 2019, and 2018, interest expense paid related to the revolving credit agreement totaled $162,780, $271,630, and $94,795, respectively. Additionally, the Company has capitalized $294,369 in debt issuance costs in connection with this transaction, of which $23,560, $188,054, and $61,500 was expensed in 2020, 2019, and 2018, respectively. As of December 31, 2020 and 2019, the remaining balance of unamortized debt issuance costs associated with the facility was $21,254 and $15,689, respectively.

During 2015, Opportunity Funding SPE I LLC entered into a line of credit agreement that provided maximum borrowings of $25,000,000. On August 24, 2018, the borrowings under this line of credit agreement were paid in full with the proceeds from the line of credit agreement obtained by Opportunity Funding SPE III, LLC. As of December 31, 2018, the Company had no amounts outstanding. For the year ended December 31, 2018, interest expense related to this line of credit agreement totaled $4,340,907. Additionally, the Company capitalized $1,024,153 in debt issuance costs of which $114,846 was expensed in 2018.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 4. Borrowings (Continued)

On January 23, 2018, Opportunity Funding SPE III, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $75,000,000. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE III, LLC. Opportunity Financial, LLC provides certain representations and warranties. The line of credit agreement is subject to a borrowing base threshold and various financial covenants, including maintaining a minimum tangible net worth and maximum senior debt to equity.

On August 24, 2018, the revolving line of credit agreement was amended to increase the aggregate commitment to $125,000,000. Simultaneous with this amendment, Opportunity Financial SPE III, LLC purchased the receivables previously owned by Opportunity Funding SPE I, LLC.

On January 31, 2020, the revolving line of credit agreement was amended to increase the aggregate commitment to $175,000,000. The amendment also changes the interest rate to one-month LIBOR plus 6 percent with a 2 percent LIBOR floor. The agreement matures in January 2024.

For the years ended December 31, 2020, 2019, and 2018, interest expense related to the line of credit agreement totaled $7,416,681, $11,685,345, and $4,509,291, respectively. Additionally, the Company has capitalized $2,081,174 in debt issuance costs in connection with this transaction, of which $739,119, $863,723, and $263,772 was expensed in 2020, 2019, and 2018, respectively. As of December 31, 2020 and 2019, the remaining balance of unamortized debt issuance costs associated with the facility was $1,453,031 and $113,475, respectively.

In April 2019, Opportunity Funding SPE V, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $75,000,000. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE V, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.

For the years ended December 31, 2020 and 2019, interest expense related to this facility totaled $3,402,639 and $2,137,851, respectively. Additionally, the Company has capitalized $1,148,794 in debt issuance costs in connection with this transaction of which $387,689 and $222,807 was expensed in 2020 and 2019, respectively, which is included in the consolidated statements of operations. As of December 31, 2020 and 2019, the remaining balance of debt issuance costs associated with this facility was $538,299 and $808,945, respectively.

In April 2019, Opportunity Funding SPE VI, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $50,000,000. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE VI, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.

For the years ended December 31, 2020 and 2019, interest expense related to this facility totaled $2,282,983 and $1,435,133, respectively. Additionally, the Company has capitalized $918,129 in debt issuance costs in

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 4. Borrowings (Continued)

connection with this transaction of which $308,840 and $184,699 was expensed in 2020 and 2019, respectively, which is included in the consolidated statements of operations. As of December 31, 2020 and 2019, the remaining balance of debt issuance costs associated with this facility was $424,590 and $678,153, respectively.

In August 2019, Opportunity Funding SPE IV, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $25,000,000. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE IV, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt, as well as an unsecured guaranty. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.

For the years ended December 31, 2020 and 2019, interest expense related to this facility totaled $512,875 and $238,246, respectively. Additionally, the Company has capitalized $398,971 in debt issuance costs in connection with this transaction of which $199,840 and $64,563 was expensed in 2020 and 2019, respectively, which is included in the consolidated statements of operations. As of December 31, 2020 and 2019, the remaining balance of debt issuance costs associated with this facility was $130,987 and $291,070, respectively.

In November 2018, Opportunity Financial, LLC entered into a $25,000,000 senior secured multi-draw term loan agreement, which is secured by a senior secured claim on Opportunity Financial, LLC’s assets and a second lien interest in the receivables owned by Opportunity Funding SPE III, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC. Interest is payable monthly. The loan agreement is subject to various financial covenants. Per the terms of the loan agreement, Opportunity Financial, LLC has issued warrants to the lender. In April 2020, the Company exercised an option to increase the facility commitment amount to $50,000,000. As of December 31, 2020 and 2019, the outstanding balance of $15,000,000 is net of unamortized discount of $18,632 and $31,783, respectively, and unamortized debt issuance costs of $330,972 and $513,303, respectively.

For the years ended December 31, 2020, 2019, and 2018, interest expense related to the loan agreement totaled $2,635,625, $2,588,708 and $369,477, respectively. Additionally, the Company has capitalized $811,717 in debt issuance costs in connection with this transaction, of which $235,185, $210,960, and $34,600 was expensed in 2020, 2019, and 2018, respectively, which is included in the consolidated statements of operations.

Subordinated debt—related party: The Company has an unsecured line of credit agreement with SCG, a related party, with a maximum available amount of $4,000,000. Interest due on this facility is paid quarterly, and the outstanding balance is due at maturity.

On September 30, 2016, the Company established an additional revolving line of credit with SCG. The maximum credit available to the Company was $10,650,000. Borrowed amounts bear interest at the rate of 16 percent, which is paid monthly in arrears on the 15th day of each calendar month based upon the outstanding principal balance of the loans. The revolving line of credit was extinguished and paid in full in November 2018.

For the years ended December 31, 2020, 2019, and 2018, interest expense paid to the related party associated with these debt agreements was $561,538, $560,000, and $2,144,470, respectively. Subordinated debt is subject to the same debt covenants as senior debt facilities.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 4. Borrowings (Continued)

Other debt: On April 13, 2020, the Company obtained an unsecured loan in the amount of $6,354,000 from a bank in connection with the U.S. Small Business Administration’s (SBA) Paycheck Protection Program (the PPP Loan). Pursuant to the Paycheck Protection Program, all or a portion of the PPP Loan may be forgiven if the Company uses the proceeds of the PPP Loan for its payroll costs and other expenses in accordance with the requirements of the Paycheck Protection Program. The Company used the proceeds of the PPP Loan for payroll costs and other covered expenses and sought full forgiveness of the PPP Loan, but there can be no assurance that the Company will obtain any forgiveness of the PPP Loan.

If the PPP Loan is not fully forgiven, the Company will remain liable for the full and punctual payment of the outstanding principal balance plus accrued and unpaid interest. The Company submitted the forgiveness application on November 14, 2020. The SBA has not completed its review of the Company’s eligibility for forgiveness. If the SBA determines that the loan is not fully forgiven, the first payment would be due no earlier than 30 days after the date a decision is reached on the loan forgiveness.

As of December 31, 2020, required payments for all borrowings, excluding secured borrowing and revolving lines of credit, for each of the next five years are as follows:

Year Ending December 31,	Amount
2021	$4,398,923
2022	1,955,077
2023	19,000,000
2024	—
2025	—

Total	$25,354,000

Note 5. Warrants

In November 2018, in conjunction with the Company entering into a senior secured multi-draw term loan, Opportunity Finance, LLC issued warrant units to the lender. At close, warrant units equal to 1.0 percent of the total outstanding fully diluted units of equity (preferred units plus class A units) of Opportunity Financial, LLC were issued. Under the terms of the loan agreement, borrowings are subject to additional warrants equal to 0.5 percent of the total outstanding fully diluted units of equity as additional debt is drawn on the facility up to $10,000,000. The Company uses an unrelated third party to estimate the fair value of the warrant units issued.

The fair value of the warrant units was estimated using an option pricing model that used the following assumptions:

	2020	2019
Expected term	3 years	3 years
Volatility	52.0%	60.0%
Discount for lack of marketability	45.0%	45.0%
Risk free rate	0.2%	1.6%

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 5. Warrants (Continued)

The total proceeds were allocated on a relative fair value basis to the two instruments issued in conjunction and the amount allocated to the warrant units also represented a discount to the debt which is being amortized into interest expense over the term of the agreement. As of December 31, 2020 and 2019, the fair value of the warrant unit liability was $1,309,335 and $112,521, respectively, and is included in accrued expenses in the consolidated balance sheets.

Note 6. Members’ Equity

The Company has two classes of partnership interests, preferred unit and profit unit interest.

Preferred Unit: Preferred units holders have 100% of the voting rights of the Company and receive distributions, up to unit holders’ cumulative contribution, prior to profit unit interest members. In addition, preferred unit holders have preemptive rights regarding issuance of any securities and the ability to call special meetings. Each Preferred Member shall have the right to vote on matters on which Members may vote with each Preferred Share having one vote. The CEO Manager shall have one vote for each matter voted upon by the Board of Managers and each Founding Manager shall have the greater of: (i) two votes for each matter voted upon by the Board of Managers; and (ii) a number of votes which when added to the number of votes of each of the other Founding Managers results in the Founding Managers having a majority of the votes of the Board of Managers.

Profit Unit Interest: The Operating Agreement was amended in December 2015 to create Class A units to facilitate in the issuance of profit unit interest or Participating Class A Units. Profit unit interest holders have no right to vote or otherwise participate in any discussions of the interest holders, or any right to receive information concerning the Company. The holders of the profit unit interest shall not participate in distribution of income or gain of the Company until the preferred unit holders have received cumulative non-tax distributions equal to capital contributions. The Company has not made non-tax distributions to date. As of December 31, 2020, there have been 12,202,135 units authorized and granted for profit unit interest. The units vest partially on time thresholds over a four-year period based on the vesting schedule and other contractual terms presented in each participant’s agreement; and partially upon performance thresholds including a sale of the Company or based on Company distributions to shareholders.

As of December 31, 2020 and 2019, the contractually vested units outstanding was 7,463,802 and 6,331,971, respectively.

In accordance with authoritative guidance for equity-based compensation, the Company determines expense based on the measurement date fair value. The Company uses the Black-Scholes option-pricing model to determine the fair value of the profit unit interest. Compensation cost is recognized ratably over the contractually stated vesting period.

Total compensation expense for the years ended December 31, 2020, 2019, and 2018 was $144,248, $66,710, and $69,648, respectively, which accounted for all vested units based on the following assumptions:

	2020	2019	2018
Expected term	3 years	3 years	3 years
Volatility	68.0%	60.0%	71.0%
Discount for lack of marketability	45.0%	45.0%	45.0%
Risk free rate	0.2%	1.6%	3.5%

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 6. Members’ Equity (Continued)

The following table summarizes data concerning the profit unit interest:

		Avg Fair Value
	Units	at Grant Date
Outstanding at December 31, 2017	8,970,889	$0.04
Granted	377,400	0.17
Forfeited	(68,528)	0.06

Outstanding at December 31, 2018	9,279,761	$0.04

Granted	619,597	0.22
Forfeited	(100,640)	0.17

Outstanding at December 31, 2019	9,798,718	$0.05

Granted	2,413,833	0.17
Forfeited	(10,416)	0.03

Outstanding at December 31, 2020	12,202,135	$0.08

The following table provides information pertaining to non-vested units:

		Avg Fair Value
	Units	at Grant Date
Non-vested units at December 31, 2017	5,966,252	$0.05
Granted	377,400	0.17
Vested	(1,745,834)	0.04
Forfeited	(68,528)	0.06

Non-vested units at December 31, 2018	4,529,290	$0.06

Granted	619,597	0.22
Vested	(1,581,500)	0.04
Forfeited	(100,640)	0.17

Non-vested units at December 31, 2019	3,466,747	$0.10

Granted	2,413,833	0.17
Vested	(1,131,831)	0.13
Forfeited	(10,416)	0.03

Non-vested units at December 31, 2020	4,738,333	$0.12

As of December 31, 2020 and 2019, unrecognized compensation expense was $385,780 and $163,351, respectively.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 7. Interest and Loan Related Income, Net

The following table summarizes interest and loan related income, net for the years ended December 31:

	2020	2019	2018
Interest and loan related income, gross	$322,165,330	$267,166,333	$133,399,192
Amortization of loan origination costs	(31,940,452)	(38,968,204)	(19,999,146)

Interest and loan related income, net	$290,224,878	$228,198,129	$113,400,046

Note 8. Interest Expense and Amortized Debt Issuance Costs

The following table summarizes interest expense and amortized debt issuance costs for the years ended December 31:

	2020	2019	2018
Interest expense	$18,722,278	$20,090,522	$9,832,520
Amortized debt issuance costs	1,944,669	1,785,242	504,092

Interest expense and amortized debt issuance costs	$20,666,947	$21,875,764	$10,336,612

Note 9. Variable Interest Entities

The following table summarizes the carrying amounts of the variable interest entities’ assets and liabilities included in Opportunity Financial, LLC’s consolidated balance sheets, prior to intercompany eliminations, as of December 31:

	2020	2019
Assets:
Cash and cash equivalents	$126,968	$882,801
Restricted cash	12,349,760	11,888,361
Finance receivables, net	148,472,521	207,727,693
Debt issuance costs, net	2,576,327	1,971,500
Other assets	26,109	9,558
Liabilities:
Accounts payable	$48,902	$10,499
Accrued expenses	1,647,387	2,576,546
Secured borrowing payable	16,024,578	17,407,874
Senior debt	112,076,000	183,033,000

Note 10. Fair Value Measurements

Fair value on a nonrecurring basis: The Company has no assets or liabilities measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 10. Fair Value Measurements (Continued)

Fair value measurement on a recurring basis: The Company has warrant units that are measured at fair value on a recurring basis.

The following table presents the warrant units liability carried on the consolidated balance sheets by level within the fair value hierarchy (as described above) as of December 31, 2020 and 2019, for which recurring change in fair value has been recorded for the years ended December 31, 2020, 2019, and 2018.

	Warrant units asset (liability)
	Level 1	Level 2	Level 3	Total
December 31, 2020	$—	$—	$(1,309,335)	$(1,309,335)
December 31, 2019	—	—	(112,521)	(112,521)

The estimated fair value of the warrant units is calculated using an option pricing model. The resulting fair value measurement is categorized as a Level 3 measurement. For the years ended December 31, 2020 and 2019, warrant expense was $1,196,814 and $66,490, respectively. For the year ended December 31, 2018, there was no warrant expense as the estimated fair value of the warrant units as of the issuance date approximated the estimated fair value as of December 31, 2018.

Financial instruments disclosed but not carried at fair value: The Company has financial assets and liabilities that are not carried at fair value.

The following tables present the carrying value and estimated fair values of financial assets and liabilities disclosed but not carried at fair value and the level within the fair value hierarchy as of December 31, 2020 and 2019:

	December 31, 2020	Fair Value Measurements
		Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$25,600,864	$25,600,864	$—	$—
Restricted cash	20,056,052	20,056,052	—	—
Finance receivables, net	222,242,729	—	—	287,437,109
Liabilities:
Reserve for repurchase liability	4,240,408	—	—	4,240,408
Secured borrowing payable held by variable interest entity	16,024,578	—	—	16,024,578
Senior debt, net	131,726,397	—	—	131,726,397
Subordinated debt - related party	4,000,000	—	—	4,000,000
Other debt	6,354,000	—	—	6,354,000

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 10. Fair Value Measurements (Continued)

	December 31, 2019	Fair Value Measurements
		Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$16,788,608	$16,788,608	$—	$—
Restricted cash	19,190,095	19,190,095	—	—
Finance receivables, net	237,014,217	—	—	309,765,399
Liabilities:
Reserve for repurchase liability	4,977,603	—	—	4,977,603
Secured borrowing payable held by variable interest entity	17,407,874	—	—	17,407,874
Senior debt, net	202,487,914	—	—	202,487,914
Subordinated debt - related party	4,000,000	—	—	4,000,000

Note 11. Commitments, Contingencies and Related Party Transactions

Commitment: The Company leases its office facilities under a non-cancelable operating lease agreement with an unrelated party. On November 26, 2019, the Company amended the lease agreement to rent additional office space. The amendment reduced the required deposit of a letter of credit from $1,500,000 to $1,000,000, which would be paid to the lessor in the event of default. As of December 31, 2020 and 2019, there were no outstanding balances on the letter of credit. The amendment also extended the expiration date to September 2030.

Rent expense for the years ended December 31, 2020, 2019, and 2018 was $3,065,756, $2,107,189, and $1,378,282, respectively, and is included in occupancy expense in the consolidated statements of operations.

Future minimum lease payments are as follows:

Year Ending
December 31,	Amount
2021	$1,876,795
2022	2,271,268
2023	2,339,406
2024	2,409,749
2025	2,482,297
Thereafter	12,839,732

Total	$24,219,247

Legal contingencies: Due to the nature of its business activities, the Company is subject to extensive regulations and threatened legal action which arises in the normal course of business.

The Company has received inquiries from certain agencies and states on its lending compliance, the validity of the bank partnership model, and its ability to facilitate the servicing of bank originated loans. Management is confident that its lending practices and the bank partnership structure, in addition to the Company’s technologies, services, and overall relationship with its bank partners, complies with state and federal laws. However, the inquiries are still in process and the outcome is unknown at this time.

Opportunity Financial, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 11. Commitments, Contingencies and Related Party Transactions (Continued)

In the opinion of management, after considering the advice of its legal counsel, there is no pending or threatened legal action of any material consequence as of December 31, 2020 and 2019 and that any reasonably possible losses in addition to amounts accrued are not material to the financial statements.

Related party transactions: In August 2020, the Company entered into a Management Fee Agreement (the Agreement) with SCG. Per the Agreement, SCG provides board and advisory services. For the year ended December 31, 2020, management fees totaled $700,000.

Note 12. Concentration of Credit Risk

As of December 31, 2020, the Company’s portfolio of finance receivables is concentrated to consumers living primarily in Florida and Illinois, which make up approximately 14 percent and 13 percent, respectively, of the gross receivable portfolio. There were no other states that make up more than 10 percent or more of the Company’s portfolio of finance receivables. As of December 31, 2019, the Company’s portfolio of finance receivables is concentrated to consumers living primarily in Illinois and Florida, which make up approximately 16 percent and 14 percent, respectively, of the gross receivable portfolio. Furthermore, such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas. The Company is also exposed to a concentration of credit risk inherent in providing alternate financing programs to borrowers who cannot obtain traditional bank financing.

Note 13. Retirement Plan

The Company sponsors a 401(k) retirement plan (the Plan) for its employees. Full time employees (except non-resident aliens) who are age 21 and older are eligible to participate in the Plan. The Plan participants may elect to contribute a portion of their eligible compensation to the Plan. The Company has elected a matching contribution up to 4% on eligible employee compensation and the Company’s contribution to the Plan for the years ended December 31, 2020, 2019, and 2018 totaled $1,106,867, $625,187, and $340,481, respectively, which is included in salaries and employee benefits in the consolidated statements of operations.

Note 14. Earnings Per Unit

The following table sets forth the computation of the Company’s basic and diluted earnings per unit:

Unit Data
	2020	2019	2018
Numerator
Net income	$77,516,115	$32,995,480	$9,732,868
Denominator:
Weighted average units outstanding - basic	41,102,500	41,102,500	41,102,500
Weighted average units outstanding - diluted	41,316,959	41,102,500	41,102,500
Basic earnings per unit	$1.89	$0.80	$0.24
Diluted earnings per unit	$1.88	$0.80	$0.24

For the years ended December 31, 2020, 2019, and 2018, there were warrants representing 297,000 units, 511,459 units, and 511,459 units, respectively, that were anti-dilutive. For the year ended December 31, 2020, there were 214,459 dilutive common unit equivalents. For the years ended December 31, 2019 and 2018, there were no dilutive common unit equivalents.

Note 15. Subsequent Events

COVID-19: In March 2020, the World Health Organization declared the outbreak of the novel strain of coronavirus (COVID-19) as a pandemic. As a result, mandates from federal, state and local authorities have resulted in an overall decline in economic activity. The Company’s profitability was not adversely impacted by the pandemic and has not experienced employee layoffs due to the pandemic.

Business Combination: On February 9, 2021, the Company entered into a definitive business combination agreement with FG New America Acquisition Corp., a special purpose acquisition corporation, that would result in the Company becoming a public company. The business combination is expected to close by the end of the second quarter of 2021. The business combination was closed on July 20, 2021.